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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 West Hillsboro Blvd. Building 3, Suite 207 Deerfield Beach, FL	33441
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 973-2133

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01 Changes in Control of Registrant.

On September 29, 2011, Opiuchus Holdings, Inc. (“OHI”), a corporation owned by Mark Klok, the Chairman of Alto Group Holdings, Inc. (the “Company”), executed a Shareholder Voting Agreement (hereafter, the “Agreement”) with Randall Appel, the Chief Executive Officer of the Company. OHI is the holder of 100,000 shares of Series B Preferred Shares of the Company (hereafter, the “Preferred Shares”), which collectively hold an aggregate of 2,000,000,000 votes. Pursuant to the Agreement, OHI assigned Mr. Appel its voting rights with respect to the Preferred Shares for a period of one year. The Agreement may be terminated by OHI upon the occurrence of certain events, which includes the failure of Mr. Appel to vote the Preferred Shares against a vote by the shareholders to dismiss Mr. Klok from the Company’s Board of Directors.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On September 28, 2011, the Company’s Board of Directors amended and restated its Bylaws to provide, among other changes, to a requirement that all actions taken by the Board be made by unanimous vote. A copy of the amended and restated Bylaws of the Company is attached to this Current Report.

Item 9.01 Financial Statements and Exhibits

3(ii) Amended and Restated Bylaws of Alto Group Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: September 29, 2011	By:	/s/ Randall Appel
Randall Appel Chief Executive Officer